SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549


                          F O R M  8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) May 3, 1996
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               BANKERS TRUST NEW YORK CORPORATION
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(Exact name of registrant as specified in its charter)



                            NEW YORK
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      (State or other jurisdiction of incorporation)


        1-5920                           13-6180473
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(Commission file number)       (IRS employer identification no.)



      280 PARK AVENUE, NEW YORK, NEW YORK           10017
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    (Address of principal executive offices)      (Zip code)

Registrant's telephone number, including area code (212) 250-2500
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
Item 5.  Other Events
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     The purpose of this Current Report on Form 8-K is to file the information set forth below to be incorporated into the Registrant's currently effective Registration Statements filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     On May 3, 1996, Equitable of Iowa Companies announced that it had signed a definitive agreement to acquire Golden American Life Insurance Company, an indirect wholly-owned subsidiary of Bankers Trust New York Corporation (the "Corporation"). The all cash transaction is valued at $144 million, including the repayment of debt of $51 million. Completion of the transaction is expected during the third quarter of 1996 and is subject to customary conditions and regulatory approvals. The Corporation does not expect the gain on the transaction to be material to its annual earnings for 1996.

                           SIGNATURES



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BANKERS TRUST NEW YORK CORPORATION



                              By  /s/ James T Byrne, Jr.
                                  ---------------------------
                                    James T. Byrne, Jr.
                                    Secretary




May 6, 1996